Exhibit 99.1

Red Rock Resorts Announces Third Quarter 2024 Results

LAS VEGAS, November 7, 2024 (GLOBE NEWSWIRE) - Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the third quarter ended September 30, 2024.

Third Quarter Results

Consolidated Operations

•	Net revenues were $468.0 million for the third quarter of 2024, an increase of 13.7%, or $56.4 million, from $411.6 million in the same period of 2023.

•	Net income was $55.4 million for the third quarter of 2024, a decrease of 19.0%, or $13.0 million, from $68.4 million in the same period of 2023.

•	Adjusted EBITDA(1) was $182.7 million for the third quarter of 2024, an increase of 4.3%, or $7.5 million, from $175.2 million in the same period of 2023.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $464.7 million for the third quarter of 2024, an increase of 13.9%, or $56.8 million, from $408.0 million in the same period of 2023.

•	Adjusted EBITDA from Las Vegas operations was $202.6 million for the third quarter of 2024, an increase of 5.8%, or $11.1 million, from $191.4 million in the same period of 2023.

Balance Sheet Highlights

The Company’s cash and cash equivalents at September 30, 2024 were $117.5 million and total principal amount of debt outstanding at the end of the third quarter was $3.5 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.25 per Class A common share for the fourth quarter of 2024. The dividend will be payable on December 31, 2024 to all stockholders of record as of the close of business on December 16, 2024.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.5 million, approximately $16.0 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 6:00 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 4490276. A replay of the call will be available from today through November 14, 2024 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements, demolition costs and non-routine items), interest expense, net, loss on extinguishment/modification of debt, change in fair value of derivative instruments and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Lake Mead, Wildfire on Fremont and Seventy Six by Station Casinos (Centennial). Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

MEDIA:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693

Red Rock Resorts, Inc.

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating revenues:
Casino	$314,225	$272,747	$950,708	$830,494
Food and beverage	83,327	72,778	268,323	228,548
Room	45,165	42,036	148,195	130,867
Other	25,299	24,045	76,090	71,463

Net revenues	468,016	411,606	1,443,316	1,261,372

Operating costs and expenses:
Casino	88,141	70,753	260,963	212,047
Food and beverage	71,889	57,741	219,603	178,736
Room	15,502	13,348	47,448	40,428
Other	8,013	7,759	23,040	24,465
Selling, general and administrative	109,041	91,850	325,164	277,835
Depreciation and amortization	47,372	32,535	138,948	96,368
Write-downs and other, net	(2,585)	15,083	1,749	44,768

	337,373	289,069	1,016,915	874,647

Operating income	130,643	122,537	426,401	386,725
Earnings from joint ventures	549	640	1,993	2,293

Operating income and earnings from joint ventures	131,192	123,177	428,394	389,018

Other expense:
Interest expense, net	(57,998)	(45,502)	(172,633)	(132,298)
Loss on extinguishment/modification of debt	—	—	(14,402)	—
Change in fair value of derivative instruments	(9,748)	—	(11,671)	—

Income before income tax	63,446	77,675	229,688	256,720
Provision for income tax	(8,057)	(9,252)	(26,118)	(27,860)

Net income	55,389	68,423	203,570	228,860
Less: net income attributable to noncontrolling interests	26,437	32,907	96,107	109,155

Net income attributable to Red Rock Resorts, Inc.	$28,952	$35,516	$107,463	$119,705

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.49	$0.61	$1.82	$2.07
Earnings per share of Class A common stock, diluted	$0.48	$0.60	$1.77	$1.99

Weighted-average common shares outstanding:
Basic	59,092	57,961	58,988	57,815
Diluted	103,686	103,206	103,709	103,243

Dividends declared per common share	$0.25	$0.25	$1.75	$0.75

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues
Las Vegas operations	$464,714	$407,959	$1,433,490	$1,250,586
Corporate and other	3,302	3,647	9,826	10,786

Net revenues	$468,016	$411,606	$1,443,316	$1,261,372

Net income	$55,389	$68,423	$203,570	$228,860
Adjustments
Depreciation and amortization	47,372	32,535	138,948	96,368
Share-based compensation	6,730	4,390	24,411	14,515
Write-downs and other, net	(2,585)	15,083	1,749	44,768
Interest expense, net	57,998	45,502	172,633	132,298
Loss on extinguishment/modification of debt	—	—	14,402	—
Change in fair value of derivative instruments	9,748	—	11,671	—
Provision for income tax	8,057	9,252	26,118	27,860

Adjusted EBITDA	$182,709	$175,185	$593,502	$544,669

Adjusted EBITDA
Las Vegas operations	$202,557	$191,412	$655,463	$598,552
Corporate and other	(19,848)	(16,227)	(61,961)	(53,883)

Adjusted EBITDA	$182,709	$175,185	$593,502	$544,669